CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (Nos.333-25995, 333-62155, 333-33726, 333-54616,
333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-122424
and 333-124471 ) and (ii) Form S-8 (Nos. 333-56343 and 333-122168) of Kinder
Morgan Energy Partners, L.P. of our report dated March 13, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/PricewaterhouseCoopers LLP
Houston, Texas
March 13, 2006